Exhibit 99.1

AMSC Reports Third Quarter Fiscal Year 2023 Financial Results and Provides Business Outlook

Q3 Financial Highlights:
• Revenues Increased Over 60% Year Over Year to $39 Million • Reported 25% Gross Margin and Achieved Non-GAAP Net Income • Generated $1.3 Million of Operating Cash Flow

Company to host conference call tomorrow, January 25th at 10:00 am ET

Ayer, MA – January 24, 2024 – AMSC (Nasdaq: AMSC), a leading system provider of megawatt-scale power resiliency solutions that orchestrate the rhythm and harmony of power on the grid™ and protect and expand the capability and resiliency of our Navy’s fleet, today reported financial results for its third quarter of fiscal year 2023 ended December 31, 2023.

Revenues for the third quarter of fiscal 2023 were $39.4 million compared with $23.9 million for the same period of fiscal 2022. The year-over-year increase was driven by increased shipments of new energy power systems and electrical control system shipments, versus the year ago period.

AMSC’s net loss for the third quarter of fiscal 2023 was $1.6 million, or $0.06 per share, compared to a net loss of $9.6 million, or $0.34 per share, for the same period of fiscal 2022.  The Company’s non-GAAP net income for the third quarter of fiscal 2023 was $0.9 million, or $0.03 per share, compared with a non-GAAP net loss of $7.7 million, or $0.27 per share, in the same period of fiscal 2022. Please refer to the financial table below for a reconciliation of GAAP to non-GAAP results.

Cash, cash equivalents, and restricted cash on December 31, 2023, totaled $25.0 million, compared with $24.0 million at September 30, 2023.

"We outperformed expectations during the third quarter of fiscal 2023 with year-over-year revenue growth of over 60%, reporting non-GAAP net income for a second consecutive quarter and $1.3 million in operating cash flow. Our team achieved this thanks to strong customer demand, our pricing initiatives and a favorable product mix,” said Daniel P. McGahn, Chairman, President and CEO, AMSC. “We booked over $34 million of new orders during the quarter including our second 3MW ECS order from Inox Wind. We ended the quarter with over $137 million in 12-month backlog, nearly 25% year-over-year growth. Given this backlog position, strong demand in our end markets, and shortening customer lead times, we believe we are very well positioned for the fourth fiscal quarter which will end March 2024. We are proud of these results, which represent our deliberate diversification into growing markets, and look forward to delivering year over year revenue growth for fiscal 2023."

AMSC Reports Q3 FY23 Results	Page 2

Business Outlook

For the fourth quarter ending March 31, 2024, AMSC expects that its revenues will be in the range of $36.0 million to $40.0 million. The Company’s net loss for the fourth quarter of fiscal 2023 is expected not to exceed $3.5 million, or $0.12 per share. The Company’s net loss guidance assumes no changes in fair value of contingent consideration. The Company's non-GAAP net loss (as defined below) is expected not to exceed $1.7 million, or $0.06 per share. The Company expects operating cash flow to be breakeven to a positive cash generation of $2.0 million in the fourth quarter of fiscal 2023. The Company expects cash, cash equivalents, and restricted cash on March 31, 2024, to be no less than $25 million.

Conference Call Reminder

In conjunction with this announcement, AMSC management will participate in a conference call with investors beginning at 10:00 a.m. Eastern Time on Thursday, January 25, 2024, to discuss the Company’s financial results and business outlook. Those who wish to listen to the live or archived conference call webcast should visit the “Investors” section of the Company’s website at https://ir.amsc.com. The live call can be accessed by dialing 1-844-481-2802 or 1-412-317- 0675 and asking to join the AMSC call. A replay of the call may be accessed 2 hours following the call by dialing 1-877-344-7529 and using conference passcode 8370084.

About AMSC (Nasdaq: AMSC)

AMSC generates the ideas, technologies and solutions that meet the world’s demand for smarter, cleaner … better energy™. Through its Gridtec™ Solutions, AMSC provides the engineering planning services and advanced grid systems that optimize network reliability, efficiency and performance.  Through its Marinetec™ Solutions, AMSC provides ship protection systems and is developing propulsion and power management solutions designed to help fleets increase system efficiencies, enhance power quality and boost operational safety.  Through its Windtec® Solutions, AMSC provides wind turbine electronic controls and systems, designs and engineering services that reduce the cost of wind energy. The Company’s solutions are enhancing the performance and reliability of power networks, increasing the operational safety of navy fleets, and powering gigawatts of renewable energy globally. Founded in 1987, AMSC is headquartered near Boston, Massachusetts with operations in Asia, Australia, Europe and North America. For more information, please visit www.amsc.com.

AMSC, American Superconductor, D-VAR, D-VAR VVO, Gridtec, Marinetec, Windtec, Neeltran, NEPSI, Smarter, Cleaner … Better Energy, and Orchestrate the Rhythm and Harmony of Power on the Grid are trademarks or registered trademarks of American Superconductor Corporation. All other brand names, product names, trademarks or service marks belong to their respective holders.

AMSC Reports Q3 FY23 Results	Page 3

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Any statements in this release regarding our goals and strategies; backlog; growing markets for our products; customer lead times; expectations regarding year over year revenue growth for fiscal 2023; our expected GAAP and non-GAAP financial results for the quarter ending March 31, 2024; our expected cash generation during the quarter ending March 31, 2024; our expected cash, cash equivalents, and restricted cash balance on March 31, 2024; functionality, performance and capabilities of our products, systems and solutions; momentum, and other statements containing the words "believes," "anticipates," "plans," "expects," "will" and similar expressions, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements represent management's current expectations and are inherently uncertain. There are a number of important factors that could materially impact the value of our common stock or cause actual results to differ materially from those indicated by such forward-looking statements. These important factors include but are not limited to: We have a history of operating losses, which may continue in the future. Our operating results may fluctuate significantly from quarter to quarter and may fall below expectations in any particular fiscal quarter; We have a history of negative operating cash flows, and we may require additional financing in the future, which may not be available to us; We may be required to issue performance bonds or provide letters of credit, which restricts our ability to access any cash used as collateral for the bonds or letters of credit; Changes in exchange rates could adversely affect our results of operations; If we fail to maintain proper and effective internal control over financial reporting, our ability to produce accurate and timely financial statements could be impaired and may lead investors and other users to lose confidence in our financial data; We may not realize all of the sales expected from our backlog of orders and contracts; Our contracts with the U.S. government are subject to audit, modification or termination by the U.S. government and include certain other provisions in favor of the government. The continued funding of such contracts remains subject to annual congressional appropriation, which, if not approved, could reduce our revenue and lower or eliminate our profit; COVID-19 adversely impacted our business, financial condition and results of operations and other future pandemics or health crises may have similar impacts; Changes in U.S. government defense spending could negatively impact our financial position, results of operations, liquidity and overall business; We rely upon third-party suppliers for the components and subassemblies of many of our Grid and Wind products, making us vulnerable to supply shortages and price fluctuations, which could harm our business; Uncertainty surrounding our prospects and financial condition may have an adverse effect on our customer and supplier relationships; We have not manufactured our Amperium wire in commercial quantities, and a failure to manufacture our Amperium wire in commercial quantities at acceptable cost and quality levels would substantially limit our future revenue and profit potential; Our success is dependent upon attracting and retaining qualified personnel and our inability to do so could significantly damage our business and prospects; A significant portion of our Wind segment revenues are derived from a single customer. If this customer's business is negatively affected, it could adversely impact our business; Our success in addressing the wind energy market is dependent on the manufacturers that license our designs; Our business and operations would be adversely impacted in the event of a failure or security breach of our or any critical third parties information technology infrastructure and networks; Failure to comply with evolving data privacy and data protection laws and regulations or to otherwise protect personal data, may adversely impact our business and financial results; Many of our revenue opportunities are dependent upon subcontractors and other business collaborators; If we fail to implement our business strategy successfully, our financial performance could be harmed; Problems with product quality or product performance may cause us to incur warranty expenses and may damage our market reputation and prevent us from achieving increased sales and market share; Many of our customers outside of the United States may be either directly or indirectly related to governmental entities, and we could be adversely affected by violations of the United States Foreign Corrupt Practices Act and similar worldwide anti-bribery laws outside the United States; We have had limited success marketing and selling our superconductor products and system-level solutions, and our failure to more broadly market and sell our products and solutions could lower our revenue and cash flow; We may acquire additional complementary businesses or technologies, which may require us to incur substantial costs for which we may never realize the anticipated benefits; We or third parties on whom we depend may be adversely affected by natural disasters, including events resulting from climate change, and our business continuity and disaster recovery plans may not adequately protect us or our value chain from such events; Adverse changes in domestic and global economic conditions could adversely affect our operating results; Our international operations are subject to risks that we do not face in the United States, which could have an adverse effect on our operation results; Our products face competition, which could limit our ability to acquire or retain customers. We have operations in, and depend on sales in, emerging markets, including India, and global conditions could negatively affect our operating results or limit our ability to expand our operations outside of these markets. Changes in India’s political, social, regulatory and economic environment may affect our financial performance; Our success depends upon the commercial adoption of the REG system, which is currently limited, and a widespread commercial market for our products may not develop; Industry consolidation could result in more powerful competitors and fewer customers; The increasing focus on environmental sustainability and social initiatives could increase our costs, and inaction could harm our reputation and adversely impact our financial results; Growth of the wind energy market depends largely on the availability and size of government subsidies, economic incentives and legislative programs designed to support the growth of wind energy; Lower prices for other fuel sources may reduce the demand for wind energy development, which could have a material adverse effect on our ability to grow our Wind business; The increasing focus on environmental sustainability and social initiatives could increase our costs, and inaction could harm our reputation and adversely impact our financial results; We may be unable to adequately prevent disclosure of trade secrets and other proprietary information; Our patents may not provide meaningful protection for our technology, which could result in us losing some or all of our market position; There are a number of technological challenges that must be successfully addressed before our superconductor products can gain widespread commercial acceptance, and our inability to address such technological challenges could adversely affect our ability to acquire customers for our products; Third parties have or may acquire patents that cover the materials, processes and technologies we use or may use in the future to manufacture our Amperium products, and our success depends on our ability to license such patents or other proprietary rights; Our technology and products could infringe intellectual property rights of others, which may require costly litigation and, if we are not successful, could cause us to pay substantial damages and disrupt our business; We face risks related to our legal proceedings; We face risks related to our common stock; and the other important factors discussed under the caption "Risk Factors" in Part 1. Item 1A of our Form 10-K for the fiscal year ended March 31, 2023, and our other reports filed with the SEC. These important factors, among others, could cause actual results to differ materially from those indicated by forward-looking statements made herein and presented elsewhere by management from time to time. Any such forward-looking statements represent management's estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

AMSC Reports Q3 FY23 Results	Page 4

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2023	2022	2023	2022
Revenues
Grid	$33,603	$20,809	$87,854	$66,337
Wind	5,750	3,072	15,757	7,904
Total revenues	39,353	23,881	103,611	74,241

Cost of revenues	29,369	23,364	78,759	69,533

Gross margin	9,984	517	24,852	4,708

Operating expenses:
Research and development	2,199	2,083	5,693	7,076
Selling, general and administrative	7,833	7,173	23,648	22,084
Amortization of acquisition-related intangibles	538	690	1,614	2,058
Change in fair value of contingent consideration	852	(220)	3,052	(340)
Restructuring	—	-	(14)	-
Total operating expenses	11,422	9,726	33,993	30,878

Operating loss	(1,438)	(9,209)	(9,141)	(26,170)

Interest income, net	150	42	518	112
China dissolution	-	—	-	(1,921)
Other expense, net	(298)	(287)	(618)	(48)
Loss before income tax expense	(1,586)	(9,454)	(9,241)	(28,027)

Income tax expense	63	127	291	144

Net loss	$(1,649)	$(9,581)	$(9,532)	$(28,171)

Net loss per common share
Basic	$(0.06)	$(0.34)	$(0.33)	$(1.01)
Diluted	$(0.06)	$(0.34)	$(0.33)	$(1.01)

Weighted average number of common shares outstanding
Basic	29,092	27,954	28,728	27,794
Diluted	29,092	27,954	28,728	27,794

AMSC Reports Q3 FY23 Results	Page 5

UNAUDITED CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

	December 31, 2023	March 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$23,979	$23,360
Accounts receivable, net	24,721	30,665
Inventory, net	44,197	36,986
Prepaid expenses and other current assets	6,635	13,429
Restricted cash	667	1,733
Total current assets	100,199	106,173

Property, plant and equipment, net	11,205	12,309
Intangibles, net	6,907	8,527
Right-of-use assets	2,401	2,857
Goodwill	43,471	43,471
Restricted cash	379	582
Deferred tax assets	1,141	1,114
Other assets	640	528
Total assets	$166,343	$175,561

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued expenses	$23,002	$38,383
Lease liability, current portion	680	808
Debt, current portion	41	75
Contingent consideration	1,230	1,270
Deferred revenue, current portion	52,598	43,572
Total current liabilities	77,551	84,108

Deferred revenue, long term portion	7,145	7,188
Lease liability, long term portion	1,861	2,184
Deferred tax liabilities	235	243
Debt, long-term portion	—	15
Other liabilities	26	26
Total liabilities	86,818	93,764

Stockholders' equity:
Common stock	311	299
Additional paid-in capital	1,146,405	1,139,113
Treasury stock	(3,639)	(3,639)
Accumulated other comprehensive income	1,527	1,571
Accumulated deficit	(1,065,079)	(1,055,547)
Total stockholders' equity	79,525	81,797
Total liabilities and stockholders' equity	$166,343	$175,561

AMSC Reports Q3 FY23 Results	Page 6

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Nine Months Ended December 31,
	2023	2022
Cash flows from operating activities:

Net loss	$(9,532)	$(28,171)
Adjustments to reconcile net loss to net cash used in operations:
Depreciation and amortization	3,360	4,104
Stock-based compensation expense	3,608	3,492
Provision for excess and obsolete inventory	1,536	1,247
Deferred income taxes	3	65
Change in fair value of contingent consideration	3,052	(340)
China dissolution	—	1,921
Other non-cash items	495	185
Unrealized foreign exchange loss on cash and cash equivalents	(1)	(3)
Changes in operating asset and liability accounts:
Accounts receivable	5,945	2,738
Inventory	(8,737)	(16,324)
Prepaid expenses and other assets	7,139	(165)
Accounts payable and accrued expenses	(15,859)	2,565
Deferred revenue	8,894	11,619
Net cash used in operating activities	(97)	(17,067)

Cash flows from investing activities:
Purchase of property, plant and equipment	(635)	(970)
Change in other assets	(8)	(194)
Net cash used in investing activities	(643)	(1,164)

Cash flows from financing activities:
Repayment of debt	(49)	(56)
Proceeds from exercise of employee stock options and ESPP	136	127
Net cash provided by financing activities	87	71

Effect of exchange rate changes on cash	3	25

Net decrease in cash, cash equivalents and restricted cash	(650)	(18,135)
Cash, cash equivalents and restricted cash at beginning of period	25,675	49,486
Cash, cash equivalents and restricted cash at end of period	$25,025	$31,351

AMSC Reports Q3 FY23 Results	Page 7

RECONCILIATION OF GAAP NET LOSS TO NON-GAAP NET INCOME (LOSS)

(In thousands, except per share data)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2023	2022	2023	2022
Net loss	$(1,649)	$(9,581)	$(9,532)	$(28,171)
China dissolution	—	—	—	1,921
Stock-based compensation	1,140	1,440	3,608	3,492
Amortization of acquisition-related intangibles	538	696	1,620	2,096
Change in fair value of contingent consideration	852	(220)	3,052	(340)
Non-GAAP net income (loss)	$881	$(7,665)	$(1,252)	$(21,002)

Non-GAAP net income (loss) per share - basic	$0.03	$(0.27)	$(0.04)	$(0.76)
Weighted average shares outstanding - basic	29,092	27,954	28,728	27,794

Reconciliation of Forecast GAAP Net Loss to Non-GAAP Net Loss

(In millions, except per share data)

Three Months Ending
March 31, 2024
Net loss	$(3.5)
Stock-based compensation	1.3
Amortization of acquisition-related intangibles	0.5
Non-GAAP net loss	$(1.7)
Non-GAAP net loss per share	$(0.06)
Shares outstanding	29.3

AMSC Reports Q3 FY23 Results	Page 8

Note: Non-GAAP net income (loss) is defined by the Company as net loss before; China dissolution; stock-based compensation; amortization of acquisition-related intangibles; change in fair value of contingent consideration; other non-cash or unusual charges, and the tax effect of adjustments calculated at the relevant rate for our non-GAAP metric. The Company believes non-GAAP net income (loss) and non-GAAP net income (loss) per share assist management and investors in comparing the Company’s performance across reporting periods on a consistent basis by excluding these non-cash, non-recurring or other charges that it does not believe are indicative of its core operating performance. Actual GAAP and non-GAAP net loss for the fiscal quarter ending March 31, 2024, including the above adjustments, may differ materially from those forecasted in the table above, including as a result of changes in the fair value of contingent consideration. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The non-GAAP measure included in this release, however, should be considered in addition to, and not as a substitute for or superior to, operating income or other measures of financial performance prepared in accordance with GAAP. A reconciliation of GAAP to non-GAAP net loss is set forth in the table above.

AMSC Contacts

Investor Relations Contact:

LHA Investor Relations

Carolyn Capaccio

(212) 838-3777

amscIR@lhai.com

AMSC Senior Communications Manager:

Nicol Golez

978-399-8344

Nicol.Golez@amsc.com